UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    December 16, 2014

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431

1-4473	Arizona Public Service Company (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0011170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Form 8-K is separately filed or furnished by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing or furnishing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing or furnishing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2014, the Human Resources Committee (the “Committee”) of the Pinnacle West Capital Corporation (“Pinnacle West” or the “Company”) Board of Directors (the “Board”) approved the Pinnacle West 2015 CEO Annual Incentive Award Plan (the “PNW Plan”), which provides an incentive award opportunity for Donald E. Brandt, the Chairman of the Board, President, and Chief Executive Officer of Pinnacle West and the Chairman of the Board, President and Chief Executive Officer of Arizona Public Service Company (“APS”).  On December 17, 2014, the Board, acting on the recommendation of the Committee, approved the APS 2015 Annual Incentive Award Plan (the “APS Plan”), which includes an incentive award opportunity for Mark A. Schiavoni, Executive Vice President and Chief Operating Officer, James R. Hatfield, Executive Vice President and Chief Financial Officer and David P. Falck, Executive Vice President and General Counsel and the APS 2015 Annual Incentive Award Plan for Palo Verde Employees (the “Palo Verde Plan”), which includes an incentive award opportunity for Randall K. Edington, Executive Vice President and Chief Nuclear Officer.  The PNW Plan, the APS Plan and the Palo Verde Plan are referred to collectively herein as the “2015 Plans.”

No incentive payments will be awarded under the PNW Plan or the APS Plan unless Pinnacle West, with respect to Mr. Brandt, or APS, with respect to Messrs. Schiavoni, Hatfield and Falck, each achieves a specified threshold earnings level.  No incentive payment will be awarded under the earnings portion of the Palo Verde Plan with respect to Mr. Edington unless the Palo Verde Nuclear Generating Station (“Palo Verde”) achieves specified business unit performance goals.  The Committee will evaluate the impacts of unusual or nonrecurring adjustments to earnings in determining whether any earnings level has been met for purposes of the 2015 Plans.  Arizona Corporation Commission rate-related impacts are excluded.

  Mr. Brandt’s incentive award opportunity is based 62.5% on Pinnacle West’s 2015 earnings, and 37.5% on the achievement of performance goals established for all business units of the Company. Mr. Brandt has an award opportunity of 50% of his base salary if the threshold earnings level is met. If Pinnacle West earnings exceed the threshold level, Mr. Brandt’s award opportunity increases proportionately by up to an additional 75% of his base salary. To the extent certain business unit performance goals are met, Mr. Brandt has a further award opportunity of up to 75% of base salary. In no event may Mr. Brandt’s award exceed 200% of his base salary.

The award opportunities for Messrs. Schiavoni, Hatfield and Falck under the APS Plan and for Mr. Edington under the Palo Verde Plan are based on the achievement of specified 2015 APS earnings levels and specified business unit performance goals.  Mr. Schiavoni has a target award opportunity of up to 70% of his base salary and Messrs. Hatfield and Falck have a target award opportunity of up to 60% of their base salaries.  Messrs. Schiavoni, Hatfield and Falck may earn less or more than the target amount, up to a maximum award opportunity of up to 140% for Mr. Schiavoni and up to 120% for Messrs. Hatfield and Falck of their base salaries, depending on the achievement of the earnings and business unit performance goals separately or in combination, and before adjustment for individual performance.  Mr. Edington has a threshold award opportunity of 16.3% of his base salary, a target of 65% of his base salary, and up to a maximum of 130% of his base salary, depending on the achievement of the earnings and business unit performance goals, separately or in combination, and before adjustment for individual performance.  In no event may the award to each of Messrs. Schiavoni, Hatfield, Falck and Edington exceed two times their respective target amounts.  The business unit performance indicators that will be considered for Messrs. Schiavoni, Hatfield and Falck are derived from the APS critical areas of focus, as provided in its Strategic Framework, of employees, operational excellence, environmental stewardship, customers & communities and shareholder value.  The business unit performance indicators for Mr. Edington are based on employees, operational excellence, performance improvement and shareholder value.  In assessing each officer’s individual performance, the Committee may consider additional factors such as shareholder value creation, customer service, financial strength, operating performance, safety, and the Chief Executive Officer’s assessment of the officer’s individual performance during the year.

In addition, consistent with Mr. Edington’s letter agreement regarding his employment, the Board approved a separate compensation opportunity for Mr. Edington of up to $125,000 upon the achievement of specific performance measures tied to Palo Verde operations performance and regulatory evaluations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: December 22, 2014	By: /s/ James R. Hatfield
James R. Hatfield
Executive Vice President and
Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY
(Registrant)

Dated: December 22, 2014	By: /s/ James R. Hatfield
James R. Hatfield
Executive Vice President and
Chief Financial Officer